Exhibit 99.5
Comparative Summary of Reclassified Financial Information
Selective Income Statement items as previously reported in our Annual Report on Form 10-K for the year ended December 31, 2004 and as reclassified in our Form 8-K filed on August 15, 2005
(in millions)

	December 31,
	2004 As	2004	2003 As	2003	2002 As	2002
	Reported	Reclassified	Reported	Reclassified	Reported	Reclassified
Sales	$7,300	$7,300	$6,421	$6,421	$5,727	$5,727
Cost of Sales	5,170	5,171	4,506	4,508	3,910	3,934

Gross Profit	2,130	2,129	1,915	1,913	1,817	1,793
Selling and Administrative Expense	993	994	891	892	879	863
Research & Development	265	263	238	235	260	252
Earnings (Loss) from Continuing Operations (1) by Business Segment as previously reported in our Annual Report on Form 10-K for the year ended December 31, 2004 and as reclassified in our Form 8-K filed on August 15, 2005
(in millions)

	December 31,
	2004 As	2004	2003 As	2003	2002 As	2002
	Reported	Reclassified	Reported	Reclassified	Reported	Reclassified
Coatings	$215	$212	$133	$134	$187	$189
Performance Chemicals	138	151	52	61	46	57
Monomers	101	95	81	76	72	70
Electronic Materials	142	127	97	92	—	(6)
Adhesives and Sealants	34	37	8	9	(3)	(1)
Salt	50	49	54	54	47	45
Corporate	(184)	(175)	(137)	(138)	(139)	(144)

Total	$496	$496	$288	$288	$210	$210

(1)	Earnings from Continuing Operations before cumulative effect of accounting change.